UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 21, 2009

INTCOMEX, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-134090	65-0893400
(Commission File Number)	(IRS Employer Identification No.)

3505 NW 107th Avenue, Miami, FL 33178

(Address, including Zip Code, of Principal Executive Offices)

(305) 477-6230

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 20, 2009, Carol Miltner resigned as a member of the Board of Directors of Intcomex, Inc. (the “Company”). Ms Miltner served as a director since November 16, 2006. At the time of her resignation, Ms. Miltner was a member of the Audit Committee, the Compensation Committee and Chairperson of the Nominating & Governance Committee. Ms. Miltner’s resignation did not result from a disagreement with the Company, or any matter with respect to the Company’s operations, policies, practices or public disclosures.

A copy of Ms. Miltner’s resignation letter dated January 20, 2009, is attached hereto as Exhibit 16.1 and is incorporated by reference herein.

A copy of the press release dated January 21, 2009, is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
16.1	Letter from Carol Miltner dated January 20, 2009

99.1	Press Release dated January 21, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Intcomex, Inc.

By:	/s/ Russell A. Olson
Name:	Russell A. Olson
Title:	Chief Financial Officer

Date: January 21, 2009

Exhibit Index

Exhibit No.	Description
16.1	Letter from Carol Miltner dated January 20, 2009

99.1	Press Release dated January 21, 2009